UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

TERRA INDUSTRIES INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

Terra Industries Inc. previously filed a Form 8-K on October 1, 2007 announcing a contract for the sale of its Beaumont, Texas facility to Eastman Chemical Company. The parties anticipate closing the sale of the Beaumont facility on or before January 1, 2009. The pending sale of the Beaumont facility now qualifies for discontinued operations treatment under Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” and as such we have reclassified the Beaumont related assets and liabilities as held for sale and have included earnings related to these assets in discontinued operations. An impairment charge of $39 million associated with this pending sale was charged during the third quarter of 2007 and has been reclassified to discontinued operations.

As a result of this reclassification, the diluted income (loss) per share from discontinued operations was ($.02), ($.01), ($.15) and ($.00) for the quarters ended March 31, 2007; June 30, 2007; September 30, 2007 and December 31, 2007, respectively.

We are providing this information on a Form 8-K now to provide historical information to our stockholders as a result of the change in accounting treatment relating to the Beaumont facility, and will provide this information in our applicable quarterly financial statements filed during 2008.

ITEM 9.01 Financial Statements and Exhibits.

Set forth below is certain financial information related to the discontinued operations of Terra Industries Inc.:

(a) Pro Forma Financial Information.

The unaudited pro forma financial information of Terra Industries Inc. for the periods ended March 31, 2007; June 30, 2007; September 30, 2007 and December 31, 2007 is attached hereto as Exhibit 99.1.

(b) Exhibits.

Exhibit 99.1	–	Pro forma financial information of Terra Industries Inc. for the periods ended March 31, 2007; June 30, 2007; September 30, 2007 and December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ John W. Huey
John W. Huey
Vice President, General Counsel and
Corporate Secretary

Date: April 16, 2008

EXHIBIT INDEX

Exhibit 99.1	–	Pro forma financial information of Terra Industries Inc. for the periods ended March 31, 2007; June 30, 2007; September 30, 2007 and December 31, 2007.